Exhibit 99.1
For Financial Inquiries:
Sybase Investor Relations
Charlie Chen
(925) 236-6015
charlie@sybase.com
Lynne Farris
(925) 236-8797
lynne.farris@sybase.com
For Press Inquiries:
Sybase Public Relations
Crystal Lu
(925) 236-6431
crystal.lu@sybase.com
SYBASE REPORTS RECORD SECOND QUARTER RESULTS, DRIVEN BY 15% REVENUE GROWTH
Database License Revenue Up 38% Year over Year
Messaging Revenue Up 41% Year over Year
Management Raises Full-Year Revenue, Earnings, and Cash Flow Guidance
DUBLIN, Calif. — July 23, 2008— Sybase, Inc. (NYSE: SY), the largest enterprise software and services company exclusively focused on managing and mobilizing information, today reported financial results for the second quarter ended June 30, 2008.
Highlights:
w	Total revenue of $282.7 million, up 15% year over year

w	License revenue increased 17% year over year

w	Services revenue increased 8% year over year

w	Database license revenue increased 38% year over year

w	Messaging revenue increased 41% year over year

w	GAAP operating margin of 18%, versus 15% a year ago; non-GAAP operating margin of 23%, versus 20% a year ago

w	GAAP net income of $32.4 million, up 24% year over year; GAAP EPS up 31% year over year

w	Non-GAAP net income of $43.0 million, up 26% year over year; non-GAAP EPS up 33% year over year

w	Cash flow from operations of $62.7 million, up 16% year over year

w	Management raises full-year guidance for revenue, earnings, and cash flow from operations

2008 Second Quarter Results
Total revenue for the second quarter of 2008 increased 15% to $282.7 million from $245.0 million in the second quarter of 2007. License revenue grew 17% to $90.5 million from $77.4 million in the second quarter of 2007. Services revenue increased 8% to $146.6 million from $135.2 million a year ago. Messaging revenue grew 41% to $45.6 million from $32.4 million a year ago.
For the second quarter, operating income calculated in accordance with generally accepted accounting principles (GAAP) increased 44% year over year to $51.1 million, representing an operating margin of 18%. This compares with GAAP operating income of $35.6 million and an operating margin of 15% a year ago.
GAAP net income increased 24% year over year to $32.4 million from $26.0 million a year ago. GAAP earnings per diluted share (EPS) increased 31% to $0.37 for the 2008 second quarter from $0.28 for the second quarter of 2007.
Non-GAAP operating income for the second quarter increased 33% year over year to $63.7 million, representing a 23% operating margin. This compares with non-GAAP operating income of $47.8 million, representing a 20% operating margin, in the 2007 second quarter.
Non-GAAP net income for the 2008 second quarter increased 26% to $43.0 million from $34.3 million for the second quarter of 2007. Non-GAAP EPS for the 2008 second quarter increased 33% to $0.49 from $0.37 for the second quarter of 2007.
Non-GAAP amounts exclude the amortization of certain purchased intangibles, stock-based compensation, restructuring costs, charges related to the impairment of auction rate securities, and the tax effect of these and related items. Accompanying this release is a reconciliation from GAAP to non-GAAP amounts for the second quarter of 2008.
“I am extremely pleased with our strong performance in the second quarter of 2008,” stated John Chen, chairman, CEO and president of Sybase. “We have now delivered three consecutive record quarters, four consecutive quarters exceeding Street consensus revenue, and 16 consecutive quarters exceeding consensus earnings.”
Added Mr. Chen, “Our ongoing success is attributable to growing market acceptance of our Unwired Enterprise strategy. We are excited about our prospects for continued growth, driven by our flagship enterprise database, IQ analytics server, mobile middleware, and mobile messaging. Additional growth catalysts expected to enhance our momentum include new offerings such as risk analytics, data clustering, Mobile Office, mobile banking, and next-generation mobile messaging.
“Notwithstanding the macro-economic cross-currents, our business pipeline remains healthy, and we are confident in our team’s ability to execute. As a result, we are again raising our 2008 revenue, earnings, and cash flow targets, which put us on track to deliver yet another record full-year performance,” concluded Mr. Chen.
Balance Sheet and Other Data
At June 30, 2008, Sybase reported $606.4 million in cash and cash investments, including long-term cash investments of $22.7 million and restricted cash of $3.7 million. In the second quarter, the company generated $62.7 million in cash flow from operations.
There remains $82.9 million authorized under the company’s current share repurchase program.
Days sales outstanding (DSO) for the second quarter was 75.
Guidance
For the third quarter ending September 30, 2008, management anticipates total revenue in the range of $270 million to $275 million. Management anticipates non-GAAP fully diluted EPS in the range of $0.48 to $0.50 and GAAP EPS in the range of $0.38 to $0.40.
Management is raising guidance for full-year 2008 revenue, earnings, and cash flow from operations due to the company’s stronger-than-expected performance in the second quarter of 2008. Management now anticipates total revenue of approximately $1.11 billion. Non-GAAP EPS is now anticipated in the range of $1.98 to $2.00, and GAAP EPS is anticipated in the range of $1.53 to $1.55. Management now anticipates cash flow from operations of approximately $250 million.
A reconciliation from the company’s previous full-year 2008 EPS guidance range to the current guidance range is as follows:

Reconciliation of 2008 EPS Guidance Range

	GAAP		Non-GAAP
2008 EPS guidance range on April 24, 2008	$1.51	$1.56	$1.94	$1.99

Increase due to operations	0.09	0.06	0.09	0.06
Decrease due to auction rate securities	(0.03)	(0.03)	0.00	0.00
Decrease due to convert dilution from higher share price	(0.04)	(0.04)	(0.05)	(0.05)

2008 EPS guidance range on July 23, 2008	$1.53	$1.55	$1.98	$2.00

Please see “Note Regarding Non-GAAP Financial Measures” for important information regarding Non-GAAP Financial Measures.
Accompanying this release is a reconciliation from projected GAAP to non-GAAP amounts for the estimated 2008 third quarter and full year results.
Conference Call and Webcast Information
The Sybase 2008 second quarter conference call and simultaneous Webcast is scheduled to begin at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time on Wednesday, July 23, 2008. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on July 30, 2008. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is 2984621. Additionally, the archived Webcast will be available through October 23, 2008 at http://www.sybase.com/about_sybase/investorrelations.
About Sybase, Inc.
Sybase is the largest enterprise software and services company exclusively focused on managing and mobilizing information. With our global solutions, enterprises can extend their information securely and make it useful for people anywhere using any device. The world’s most critical data in commerce, finance, government, and healthcare runs on Sybase. For more information, visit the Sybase Website at http://www.sybase.com.
Forward-Looking Statements
Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 and its quarterly report on Form 10-Q for the period ended March 31, 2008.
Note Regarding Non-GAAP Financial Measures
In addition to our GAAP results, Sybase discloses adjusted operating income, net income and net income per share, referred to respectively as “non-GAAP operating income”, “non-GAAP net income”, and “non-GAAP net income per diluted share”. These items, which are collectively referred to as “Non-GAAP Measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs, non-cash charges related to the impairment of auction rate securities (“ARS”), and the tax effect of these and related items. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains. The Non-GAAP Measures for our Q2 2008 results and full-year 2008 guidance exclude impairment charges for reductions in the carrying value of our auction rate securities.
We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, restructuring charges and impairment charges to our ARS are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period.

Therefore, we exclude these impacts in our planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.
Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors with certain Non-GAAP Measures. With the adoption of FAS 123R, we continue to believe that Non-GAAP Measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 (“SAB 107”) and we have presented Non-GAAP Measures that exclude stock-based compensation, amortization of acquisition-related intangible assets, impairment charges to ARS, restructuring costs and the related tax effects. While these items (other than restructuring) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.
We also use Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the stock committee of the Board of Directors and, in the case of acquisition-related intangible assets; acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges, amortization of acquisition-related intangible assets and write-downs to ARS, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.
In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. We use annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.
We view amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.
The cost of restructure charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. We have not undertaken restructuring since 2004 and amounts included in cost of restructure in 2006 and subsequently reflect lease termination costs from previously announced restructuring efforts. Our previous restructuring activities and related expenses were not related to operating performance for any particular period, and were not subject to change by management in any particular period. Instead, the prior restructuring was intended to align our business model and expense structure to our position in the market.
The liquidity and fair value of our investments in marketable securities, including auction rate securities, have been negatively impacted by the uncertainty in the credit markets and failed auctions due to a lack of marketability of these securities. As a result, we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these unique charges provide investors an enhanced view of our operations and facilitates comparisons with the results of other periods that do not reflect such charges.
Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates because of (i) the exclusion of the amortization of acquisition-related intangible assets, stock-based compensation expenses and restructuring costs described above, (ii) the exclusion of certain acquired tax attributes, and (iii) the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.
Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

•	These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.

•	The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:
Non-GAAP operating margin performance and non-GAAP net income do not include stock compensation expense related to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.
Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP measures and therefore non-GAAP measures do not include the costs of acquired intangible assets that supplement our research and development.
Restructuring charges in 2006 and subsequently primarily represent lease termination costs associated with restructuring activities that commenced in 2004 and before. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.
•	Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company’s GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.
Management compensates for these limitations by relying on these Non-GAAP Measures only as a supplement to the Company’s GAAP results.

SYBASE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share and per share data)	2008	2007
	(Unaudited)
Current assets:
Cash and cash equivalents	$575,148	$604,808
Short-term investments	4,815	93,462

Total cash, cash equivalents and short-term cash investments	579,963	698,270

Restricted cash	3,733	3,424
Accounts receivable, net	234,447	245,267
Deferred income taxes	42,088	37,979
Prepaid income taxes	—	17,604
Other current assets	32,145	25,182

Total current assets	892,376	1,027,726

Long-term cash investments	22,674	36,637
Property, equipment and improvements, net	66,186	64,841
Deferred income taxes	5,475	10,038
Capitalized software, net	81,496	74,278
Goodwill, net	534,110	533,339
Other purchased intangibles, net	119,606	130,608
Other assets	35,648	36,016

Total assets	$1,757,571	$1,913,483

Current liabilities:
Accounts payable	$33,947	$30,290
Accrued compensation and related expenses	58,338	63,852
Accrued income taxes	7,284	273
Other accrued liabilities	118,654	124,849
Deferred revenue	225,944	203,734

Total current liabilities	444,167	422,998

Other liabilities	46,471	44,669
Deferred income taxes	13,920	14,115
Long-term tax liability	30,807	30,807
Long-term deferred revenue	4,716	4,937
Minority interest	5,119	5,147
Convertible subordinated notes	460,000	460,000

Total stockholders’ equity	752,371	930,810

Total liabilities and stockholders’ equity	$1,757,571	$1,913,483

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2008	2007	2008	2007
Revenues:
License fees	$90,515	$77,435	$168,639	$146,800
Services	146,594	135,230	285,991	264,881
Messaging	45,604	32,358	88,231	63,379

Total revenues	282,713	245,023	542,861	475,060

Costs and expenses:
Cost of license fees	15,129	13,083	29,666	25,836
Cost of services	41,080	39,539	81,960	78,281
Cost of messaging	27,403	18,906	52,511	37,795
Sales and marketing	74,272	64,916	142,565	129,491
Product development and engineering	36,046	36,920	71,608	75,673
General and administrative	34,077	32,680	70,138	64,176
Amortization of other purchased intangibles	3,573	3,436	7,089	6,846
Cost (Reversal) of restructure	(8)	(51)	19	(47)

Total costs and expenses	231,572	209,429	455,556	418,051

Operating income	51,141	35,594	87,305	57,009

Interest income and expense and other, net	(876)	5,142	2,639	10,146
Minority interest	37	—	28	(20)

Income before income taxes	50,302	40,736	89,972	67,135

Provision for income taxes	17,948	14,708	33,427	25,959

Net income	$32,354	$26,028	$56,545	$41,176

Basic net income per share	$0.40	$0.29	$0.67	$0.45

Shares used in computing basic net income per share	81,688	90,891	84,680	91,020

Diluted net income per share	$0.37	$0.28	$0.62	$0.44

Shares used in computing diluted net income per share	88,033	92,972	90,977	93,294

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS
The following tables reflect selected Sybase non-GAAP results reconciled to GAAP results (in 000s except percentage and per share amounts) :

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Operating Income

GAAP operating income	51,141	35,594	87,305	57,009
Plus:
Amortization of acquisition-related intangible assets	7,162	6,773	14,225	13,504
Stock-based compensation expense	5,382	5,483	11,093	11,233
Cost (Reversal) of restructure	(8)	(51)	19	(47)

Non-GAAP operating income	$63,677	$47,799	$112,642	$81,699

Net Income

GAAP net income	32,354	26,028	56,545	41,176
Plus:
Amortization of acquisition-related intangible assets	7,162	6,773	14,225	13,504
Stock-based compensation expense	5,382	5,483	11,093	11,233
Cost (Reversal) of restructure	(8)	(51)	19	(47)
Impairment loss on auction rate securities	3,015	0	6,285	0
Less:
Incremental income taxes associated with certain Non-GAAP items	(4,868)	(3,983)	(9,792)	(6,731)

Non-GAAP net income	$43,037	$34,250	$78,375	$59,135

Net Income Per Diluted Share

GAAP net income per diluted share	$0.37	$0.28	$0.62	$0.44
Plus:
Amortization of acquisition-related intangible assets	$0.08	0.07	0.16	0.14
Stock-based compensation expense	$0.06	0.06	0.12	0.12
Cost (Reversal) of restructure	($0.00)	(0.00)	0.00	(0.00)
Impairment loss on auction rate securities	$0.03	—	0.07	—
Less:
Incremental income taxes associated with certain Non-GAAP items	($0.06)	(0.04)	(0.11)	(0.07)

Non-GAAP net income per diluted share	$0.49	$0.37	$0.86	$0.63

Shares used in computing diluted net income per share	88,033	92,972	90,977	93,294
CLASSIFICATION OF STOCK-BASED COMPENSATION EXPENSE
The following table shows the classification of stock-based compensation expense (in 000s):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Cost of services	306	376	665	715
Cost of messaging	127	124	218	310
Sales and marketing	1,360	1,206	2,716	2,472
Product development and engineering	733	656	1,397	1,342
General and administrative	2,856	3,121	6,097	6,394

Total	$5,382	$5,483	$11,093	$11,233
CLASSIFICATION OF AMORTIZATION OF PURCHASED INTANGIBLES
The following table shows the classification of amortization of purchased intangibles expense (in 000s):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Cost of license fees	2,562	2,406	5,116	4,811
Cost of messaging	1,027	931	2,020	1,847
Amortization of other purchased intangibles	3,573	3,436	7,089	6,846

Total	$7,162	$6,773	$14,225	$13,504

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
(Dollars in thousands)	2008	2007
Cash flows from operating activities:
Net income	$56,545	$41,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,859	43,238
Minority interest in income of subsidiaries	(28)	20
(Gain) Loss on disposal of assets	(18)	45
Impairment of investment in auction rate securities	6,285	—
Deferred income taxes	259	(2,262)
Stock-based compensation — restricted stock	4,835	4,185
Stock-based compensation — all other	6,258	7,048
Excess tax benefit from stock-based compensation plans	(6,233)	(2,855)
Amortization of note issuance costs	985	985
Changes in assets and liabilities:
Accounts receivable	6,315	22,522
Prepaid income taxes	17,604	—
Other current assets	(6,960)	(5,258)
Other assets — operating	(696)	2,572
Accounts payable	3,657	(669)
Accrued compensation and related expenses	(5,514)	(9,360)
Accrued income taxes	6,429	8,510
Other accrued liabilities	(5,704)	(7,786)
Deferred revenues	21,989	21,902
Other liabilities	2,385	(552)

Net cash provided by operating activities	157,252	123,461

Cash flows from investing activities:
Increase in restricted cash	(309)	(10)
Purchases of available-for-sale cash investments	(14,767)	(165,136)
Maturities of available-for-sale cash investments	32,027	99,487
Sales of available-for-sale cash investments	80,982	81,984
Business combinations, net of cash acquired	—	(1,531)
Purchases of property, equipment and improvements	(16,123)	(11,225)
Proceeds from sale of property, equipment, and improvements	7	40
Capitalized software development costs	(27,219)	(17,228)
(Increase) Decrease in other assets — investing	75	(61)

Net cash provided by (used for) investing activities	54,673	(13,680)

Cash flows from financing activities:
Repayments of long-term obligations	(378)	(33)
Payments on capital lease	(220)	(879)
Net proceeds from the issuance of common stock and reissuance of treasury stock	33,279	19,221
Purchases of treasury stock	(300,601)	(58,600)
Excess tax benefit from stock-based compensation plans	6,233	2,855

Net cash used for financing activities	(261,687)	(37,436)

Effect of exchange rate changes on cash	20,102	9,155

Net increase (decrease) in cash and cash equivalents	(29,660)	81,500
Cash and cash equivalents, beginning of year	604,808	355,303

Cash and cash equivalents, end of period	$575,148	$436,803

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE THREE MONTHS ENDED JUNE 30, 2008
(UNAUDITED)

	Infrastructure	iAnywhere			Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Sybase 365	Eliminations	Total
Revenues:
License fees
Infrastructure	$64,228	$53	$54	$—	$64,335
Mobile and Embedded	7,920	18,260	—	—	26,180

Subtotal license fees	72,148	18,313	54	—	90,515
Intersegment license revenues	103	6,600	—	(6,703)	—

Total license fees	72,251	24,913	54	(6,703)	90,515

Services
Direct service revenue	135,469	10,619	506	—	146,594
Intersegment service revenues	58	8,600	—	(8,658)	—

Total services	135,527	19,219	506	(8,658)	146,594

Messaging
Direct messaging revenue	6	—	45,598	—	45,604
Intersegment messaging revenues	—	—	12	(12)	—

Total messaging	6	—	45,610	(12)	45,604

Total revenues	207,784	44,132	46,170	(15,373)	282,713

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	158,429	34,634	41,346	(15,373)	219,036

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	49,355	9,498	4,824	—	63,677

Cost of restructure - 2008 Activity	33	—	—	—	33
Amortization of other purchased intangibles	527	1,023	2,023	—	3,573
Amortization of purchased technology	403	2,159	1,027	—	3,589

Operating income before unallocated costs	$48,392	$6,316	$1,774	$—	$56,482

Other unallocated costs					5,341

Operating income after unallocated costs					51,141

Interest income and expense and other, net					(876)
Minority interest					37

Income before income taxes					50,302

Provision for income taxes					17,948

Net income					$32,354

Basic net income per share					$0.40

Shares used in computing basic net income per share					81,688

Diluted net income per share					$0.37

Shares used in computing diluted net income per share					88,033

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(UNAUDITED)

	Infrastructure	iAnywhere			Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Sybase 365	Eliminations	Total
Revenues:
License fees
Infrastructure	$120,606	$111	$67	$—	$120,784
Mobile and Embedded	14,158	33,697	—	—	47,855

Subtotal license fees	134,764	33,808	67	—	168,639
Intersegment license revenues	165	11,799	—	(11,964)	—

Total license fees	134,929	45,607	67	(11,964)	168,639

Services
Direct service revenue	263,602	21,312	1,077	—	285,991
Intersegment service revenues	64	16,725	—	(16,789)	—

Total services	263,666	38,037	1,077	(16,789)	285,991

Messaging
Direct messaging revenue	14	—	88,217	—	88,231
Intersegment messaging revenues	—	—	12	(12)	—

Total messaging	14	—	88,229	(12)	88,231

Total revenues	398,609	83,644	89,373	(28,765)	542,861

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	309,293	69,281	80,410	(28,765)	430,219

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	89,316	14,363	8,963	—	112,642

Cost of restructure - 2008 Activity	60	—	—	—	60
Amortization of other purchased intangibles	1,054	2,046	3,989	—	7,089
Amortization of purchased technology	806	4,310	2,020	—	7,136

Operating income before unallocated costs	$87,396	$8,007	$2,954	$—	$98,357

Other unallocated costs					11,052

Operating income after unallocated costs					87,305

Interest income and expense and other, net					2,639
Minority interest					28

Income before income taxes					89,972

Provision for income taxes					33,427

Net income					$56,545

Basic net income per share					$0.67

Shares used in computing basic net income per share					84,680

Diluted net income per share					$0.62

Shares used in computing diluted net income per share					90,977

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS — SEGMENTS
The following table reflects non-GAAP operating income before unallocated costs reconciled to GAAP results for each Sybase segment ( in 000s except percentage and per share amounts ) :

	Three Months Ended			Six Months Ended
	June 30, 2008			June 30, 2008
	Infrastructure	iAnywhere		Infrastructure	iAnywhere
	Platform Group	Solutions	Sybase 365	Platform Group	Solutions	Sybase 365

Operating Income Before Unallocated Costs

GAAP operating income before unallocated costs	48,392	6,316	1,774	87,396	8,007	2,954
Plus:
Amortization of acquisition-related intangible assets	930	3,182	3,050	1,860	6,356	6,009
Cost of restructure	33	0	0	60	0	0

Non-GAAP operating income before unallocated costs	$49,355	$9,498	$4,824	$89,316	$14,363	$8,963

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the three months ended September 30, 2008
(unaudited)

GAAP — based EPS	$0.38	$0.40

Amortization of purchased intangibles	0.09	0.09
Amortization of stock compensation expense	0.06	0.06
Income tax effect of above adjustments	(0.05)	(0.05)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	0.00	0.00

Non-GAAP EPS	$0.48	$0.50

Please see “Note Regarding Non-GAAP Financial Measures” for important information regarding Non-GAAP Financial Measures.
SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the twelve months ended December 31, 2008
(unaudited)

GAAP — based EPS	$1.53	$1.55

Amortization of purchased intangibles	0.35	0.35
Amortization of stock compensation expense	0.25	0.25
Impairment of Auction Rate Securities	0.07	0.07
Income tax effect of above adjustments	(0.20)	(0.20)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	(0.02)	(0.02)

Non-GAAP EPS	$1.98	$2.00

Please see “Note Regarding Non-GAAP Financial Measures” for important information regarding Non-GAAP Financial Measures.